CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to  the use in this Registration Statement on Form SB-2/A, of our report dated April 14, 2006 relating to the December 31, 2005 (consolidated) and 2004 financial statements of ASAH, Corp.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
October 27, 2006